EXHIBIT 2

                           SCUDDER GLOBAL FUND, INC.


                             A Maryland Corporation


                                     BY-LAWS


                               As of May 15, 1986

                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.   NAME OF CORPORATION, LOCATION OF
             OFFICES AND SEAL ...........................................    1

   1.01.     Name .......................................................    1
   1.02.     Principal Offices ..........................................    1
   1.03.     Seal .......................................................    1

ARTICLE II.  STOCKHOLDERS ...............................................    2
   2.01.     Annual Meetings ............................................    2
   2.02.     Special Meetings ...........................................    2
   2.03.     Place of Meeting ...........................................    2
   2.04.     Notice of Meetings .........................................    2
   2.05.     Voting - In General ........................................    3
   2.06.     Stockholders Entitled to Vote ..............................    3
   2.07.     Voting - Proxies ...........................................    3
   2.08.     Quorum .....................................................    4
   2.09.     Absence of Quorum ..........................................    4
   2.10.     Stock Ledger and List of Stockholders ......................    4
   2.11.     Action without Meeting .....................................    4

ARTICLE III. BOARD OF DIRECTORS .........................................    5

   3.01.     Number and Term of Office ..................................    5
   3.02.     Election of Directors ......................................    5
   3.03.     Removal of Directors .......................................    5
   3.04.     Vacancies and Newly Created Directorships ..................    5
   3.05.     General Powers .............................................    5
   3.06.     Power to Issue and Sell Stock ..............................    6
   3.07.     Power to Declare Dividends .................................    6
   3.08.     Annual and Regular Meetings ................................    6
   3.09.     Special Meetings ...........................................    7
   3.10.     Notice .....................................................    7
   3.11.     Waiver of Notice ...........................................    7
   3.12.     Quorum and Voting ..........................................    7
   3.13.     Compensation ...............................................    8
   3.14.     Action Without a Meeting ...................................    8

ARTICLE IIIA HONORARY DIRECTORS .........................................    8

   3A.01     Number, Qualification; Term ................................    8
   3A.02     Duties; Remuneration .......................................    8


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                                                                            Page

ARTICLE IV.  EXECUTIVE COMMITTEE AND OTHER COMMITTEES ...................    8

   4.01.     How Constituted ............................................    8
   4.02.     Powers of the Executive Committee ..........................    9
   4.03.     Other Committees of the Board of Directors .................    9
   4.04.     Proceedings, Quorum and Manner of Acting ...................    9

ARTICLE V.   OFFICERS ...................................................    9

   5.01.     General ....................................................    9
   5.02.     Election, Term of Office and Qualifications ................   10
   5.03.     Resignation ................................................   10
   5.04.     Removal ....................................................   10
   5.05.     Vacancies and Newly Created Offices ........................   10
   5.06.     Chairman of the Board ......................................   11
   5.07.     President ..................................................   11
   5.08.     Vice President .............................................   11
   5.09.     Treasurer and Assistant Treasurers .........................   11
   5.10.     Secretary and Assistant Secretaries ........................   12
   5.11.     Subordinate Officers .......................................   12
   5.12.     Remuneration  ..............................................   12
   5.13.     Surety Bonds ...............................................   13

ARTICLE VI.  EXECUTION OF INSTRUMENTS, VOTING OF
             SECURITIES .................................................   13

   6.01.     General ....................................................   13
   6.02.     Checks, Notes, Drafts, Etc. ................................   13
   6.03.     Voting of Securities .......................................   13

ARTICLE VII. CAPITAL STOCK ..............................................   14

   7.01.     Certificate of Stock .......................................   14
   7.02.     Transfer of Capital Stock ..................................   14
   7.03.     Transfer Agents and Registrars .............................   15
   7.04.     Transfer Regulations .......................................   15
   7.05.     Fixing of Record Date ......................................   15
   7.06.     Lost, Stolen or Destroyed Certificates .....................   16

ARTICLE VIII. ISSUANCE OF CAPITAL STOCK .................................   16

   8.01      General ....................................................   16
   8.02      Price ......................................................   16
   8.03      Merger or Consolidation ....................................   17
   8.04      Fractional Shares ..........................................   17

ARTICLE VIIIA. REDEMPTION AND REPURCHASE OF CAPITAL STOCK ...............   17

   8A.01     Redemption .................................................   17
   8A.02     Price ......................................................   17
   8A.03     Payment ....................................................   17


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                                                                            Page

   8A.04     Effect of Suspension of Determination of
               Net Asset Value ..........................................    18
   8A.05     Repurchase by Agreement ....................................    18
   8A.06     Redemption of Shareholders' Interest .......................    18

ARTICLE VIIIB. NET ASSET VALUE OF SHARES ................................    18
   8B.01     By Whom Determined .........................................    18
   8B.02     When Determined ............................................    19
   8B.03     Suspension of Determination of Net Asset
               Value ....................................................    19
   8B.04     Computation of Per Share Net Asset Value ...................    19
   8B.05     Interim Determinations .....................................    20
   8B.06     Miscellaneous ..............................................    20
   8B.07     Compliance with Investment Company Act
               of 1940 ..................................................    21

ARTICLE IX.  FISCAL YEAR, ACCOUNTANT ....................................    21
   9.01.     Fiscal Year ................................................    21
   9.02.     Accountant .................................................    21

ARTICLE X.   INDEMNIFICATION AND INSURANCE ..............................    22
   10.01.    Indemnification of Officers, Directors
               Employees and Agents .....................................    22
   10.02.    Insurance of Officers, Directors
               Employees and Agents .....................................    24

ARTICLE XI.  MISCELLANEOUS ..............................................    25
   11.01     Powers of the Corporation ..................................    25
   11.02     Compensation of Directors ..................................    26
   11.03     Inspection of Corporation's Books ..........................    26
   11.04     Meetings, Officers, etc ....................................    26
   11.05     Determination of Net Profits, etc ..........................    26
   11.06     Name .......................................................    26

ARTICLE XII. AMENDMENTS .................................................    27
   12.01.    General ....................................................    27
   12.02.    By Stockholders Only .......................................    27


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                            SCUDDER GLOBAL FUND, INC.

                            (A Maryland Corporation)

                                     BY-LAWS


                                    ARTICLE I

                    NAME OF CORPORATION, LOCATION OF OFFICES
                                    AND SEAL
                    ----------------------------------------


     Section 1.01. Name: The name of the Corporation is Scudder Global Fund,
Inc.

     Section 1.02. Principal Offices: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation shall also maintain a principal office in the City of New York, State of New York. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time determine. [MGCL, 2-108](1)

     Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. [MGCL, 1-304]


----------
     (1) Bracketed citations are to the General Corporation Law the State of Maryland ("MGCL") or to the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), or to Rules of the United States Securities and Exchange Commission thereunder ("SEC Rules"), all as they were effect on May __, 1986. The citations are inserted for reference only and do not constitute a part of the By-Laws.)

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 2.01. Annual Meetings: The annual stockholders' meeting for the election of Directors and the transaction of other proper business shall be held at 10:30 a.m. on the first Monday in October, if not a legal holiday, or if a legal holiday then on the next succeeding day not a legal holiday provided however that the Board of Directors may elect to hold the annual stockholders' meeting at another time and/or date in the month of October.

     Section 2.02. Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or by any Vice President, or by a majority of the Board of Directors. Special meetings of the stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than 25 percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting need be called, upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months. [MGCL, 2-502]

     Section 2.03. Place of Meeting: All stockholders' meetings shall be held at 345 Park Avenue, New York, New York, except that the Board of Directors may fix a different place of meeting, within the United States, which shall be specified in each notice or waiver of notice of the meeting. [MGCL, 2-503]

     Section 2.04. Notice of Meetings: The Secretary or an Assistant Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders'


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meeting to another time (not more than 120 days after the original record date)
or place need not be given, if such time and place are announced at the meeting. Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action taken by or at any such meeting. [MGCL, 2-504, 2-511(d)]

     Section 2.05. Voting - In General: At every stockholders' meeting each stockholder shall be entitled to one vote for each share, and a proportionate vote for each portion of a share, of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the United States Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, 2-507]

     Section 2.06. Stockholders Entitled to Vote: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote any stockholders' meeting, each stockholder of the corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of stockholders, the record date for the determination stockholders entitled to notice of or to vote at a meeting stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting, or, notice is waived by all stockholders, at the close of business on the tenth day next preceeding the day on which the meeting is held. [MGCL, 2-511]

     Section 2.07. Voting - Proxies: The right to vote by Proxy shall exist only if the instrument authorizing such proxy act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven months from its date unless it provides for a longer period. Each proxy shall in writing subscribed by the stockholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. [MGCL, 2-507(b)]

     Section 2.08. Quorum: The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. [MGCL, 2-506(a)]

     Section 2.09. Absence of Quorum: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 2.10. Stock Ledger and List of Stockholders: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent in Boston, Massachusetts. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, owning in the aggregate 5 percent or more of the outstanding stock of any class of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct under oath by an officer of the Corporation, by its stock transfer agent, or by its registrar. [MGCL, 2-209, 2-513]

     Section 2.11. Action Without Meeting: Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting. [MGCL, 2-505]

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01. Number and Term of Office: The Board of Directors shall consist of five Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors, provided that the number of Directors shall not be less than three or more than fifteen and further provided that until the organizational meeting of the Board of Directors the number of directors shall be three. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. [MGCL, 2-402, 2-404(b)]

     Section 3.02. Election of Directors: Initially the Directors of the Corporation shall be those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.04 and 3.05 hereof, the Directors shall be elected annually at the annual stockholders' meeting. In the event that Directors are not elected at an annual stockholders' meeting, then Directors may be elected at a special stockholders' meeting. Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon. [MGCL, 2-404]

     Section 3.03. Removal of Directors: Any Director may be removed (either with or without cause) by the affirmative vote of the holders of a majority of the shares outstanding. [MGCL, 2-406]

     Section 3.04. Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors.

     Section 3.05. General Powers:

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws. [MGCL, 2-401]

     (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

     Section 3.06. Power to Issue and Sell Stock: The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's now or hereafter authorized shares to such persons and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of Articles VIII and VIIIB of these By-Laws. [MGCL, 2-203]

     Section 3.07. Power to Declare Dividends:

     (a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of Section
12.05 of these By-Laws. [MGCL, 2-309]

     (b) The Board of Directors may prescribe from time to time that dividends declared may be payable at the election of any of the stockholders (exercisable before or after the declaration of the dividend), either in cash or in shares of the Corporation, provided that the sum of the cash dividend actually paid to any stockholder and the asset value of the shares received (determined as of such time as the Board of Directors shall have prescribed, pursuant to Section 8A.02 of these By-Laws, with respect to shares sold on the date of such election) shall not exceed the full amount of cash to which the stockholder would be entitled if he elected to receive only cash.

     Section 3.08. Annual and Regular Meetings: The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held immediately after the annual stockholders' meeting at the place of such meeting. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). Notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. [MGCL, 2-409]

     Section 3.09. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two or more Directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

     Section 3.10. Notice: Notice of special meetings, stating time and place, shall be mailed to each Director at his residence or regular place of business at least two days before the day on which a special meeting is to be held or caused to delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least one day before the meeting. [MGCL, 2-409]

     Section 3.11. Waiver of Notice: No notice of any special meeting need be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. [MGCL, 2-409(c)]

     Section 3.12. Quorum and Voting: At all meetings of the Board of Directors the presence of one-third or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no less than one-third of the total number of Directors fixed pursuant to Section 3.01 nor less than two Directors. In absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws. [MGCL, 2-408]


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     Section 3.13. Compensation: Each director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

     Section 3.14. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consents thereto are signed by all members of the Board or such committee and such written consents are filed with the minutes of proceedings of the Board or such committee. [MGCL, 2-408(c)]

                                  ARTICLE IIIA

                               HONORARY DIRECTORS

     Section 3A.0l. Number; Qualification; Term: The Board of Directors may from time to time designate and appoint one or more qualified persons to the position of "honorary director". Each honorary director shall serve for such term as shall be specified in the resolution of the Board of Directors appointing him or until his earlier resignation or removal. An honorary director may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular meeting or special meeting.

     Section 3A.02. Duties; Remuneration: An honorary director shall be invited to attend all meetings of the Board of Directors but shall not be present at any portion of a meeting from which the honorary director shall have been excluded by vote of the directors. An honorary director shall not be a "Director" or "officer" within the meaning of the Corporation's Charter or of these By-Laws, shall not be deemed to be a member of an "advisory board" within the meaning of the Investment Company Act of 1940, as amended from time to time, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation. Notice of special meetings may be given to an honorary director but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An honorary director shall not have the powers of a Director, may not vote at meetings of the Board of Directors and shall not take part in the operation or governance of the Corporation. An honorary director shall not receive any compensation but may, in the discretion of the Board of Directors, be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.

                                   ARTICLE IV

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 4.01. How Constituted: By resolution adopted by he Board of Directors, the Board may designate one or more committees including an Executive Committee, each consisting of at least two Directors. Each member of a committee shall be a director and shall hold office during the pleasure of the Board. The Chairman of the Board, if any, and the President shall be members of the Executive Committee. [MGCL, 2-411]

     Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee, except the power to declare dividends or distributions on stock, to authorize the issuance of stock, or to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws or to approve any merger or share exchange which does not require approval, to amend the By-laws or to approve any merger or share exchange which does not require stockholder approval. [MGCL, 2-411]

     Section 4.03. Other Committees of the Board of Directors: To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. [MGCL, 2-411]

     Section 4.04. Proceedings, Quorum and Manner of Acting: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum may appoint a member of the Board of Directors to act in the place of such absent member. [MGCL, 2-411]

                                    ARTICLE V

                                    OFFICERS

     Section 5.01. General: The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board. [MGCL, 2-412]

     Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be chosen by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in Section 5.03, 5.04 and 5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President; provided that a person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. The Chairman of the Board and the President shall be chosen from among the Directors of the Corporation and may hold such offices only so long as they continue to be Directors. No other officer need be a Director. [MGCL, 2-415]

     Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04. Removal: Any officer may be removed from office, whenever in the Board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at any regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. [MGCL, 2.413(c)]

     Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors. [MGCL, 2-413(d)]

     Section 5.06. Chairman of the Board: The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, preside at all stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors. [MGCL, 2-414]

     Section 5.07. President: The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. [MGCL, 2-414]

     Section 5.08. Vice President: The Board of Directors may from time to time, designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. [MGCL, 2-414]

     Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer. [MGCL, 2-414]

     Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary. [MGCL, 2-414]

     Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. [MGCL, 2-414]

     Section 5.12. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

     Section 5.13. Surety Bonds: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands. [SEC Rule 17g-l]

                                   ARTICLE VI

                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

     Section 6.01. General: Subject to the provisions of Sections 5.07 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution the Corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     Section 6.02. Checks, Notes, Drafts, etc.: So long as the Corporation shall employ a Custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the Custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the Custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the Custodian or its nominee and only by the Treasurer or President or a Vice President or by such other person or persons as shall be authorized by the Board of Directors.

     Section 6.03. Voting of Securities: Unless otherwise ordered by the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, 2-509]

                                   ARTICLE VII

                                  CAPITAL STOCK

     Section 7.01. Certificate of Stock:

     (a) Certificates of stock of the Corporation shall be in the form approved by the Board of Directors. Every holder of stock of the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by him in the Corporation. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes. [MGCL, 2-210, 2-211, 2-212]

     (b) In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue. [MGCL, 2-212(c)]

     (c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

     (d) Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

     Section 7.02. Transfer of Capital Stock:

     (a) Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors.

     (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof or all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

     Section 7.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

      Section 7.04. Transfer Regulations: The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

     Section 7.05. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In such case only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. [MGCL, 2-511]

     Section 7.06. Lost, Stolen or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. [MGCL, 2-213]

                                  ARTICLE VIII

                            ISSUANCE OF CAPITAL STOCK

     Section 8.01. General: The Board of Directors may from time to time issue, reissue, sell or cause to be issued and sold all of the Corporation's authorized shares of Capital Stock, including any additional shares hereafter authorized and any shares redeemed or repurchased by the Corporation, except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provision of
Section 8B.03 hereof. All shares of such authorized Capital Stock, when issued in accordance with the terms of this Article VIII, shall be fully paid and nonassessable.

     Section 8.02. Price. No shares of Capital Stock shall be issued or sold by the Corporation, except as a stock dividend distributed to shareholders, for less than an amount which would result in proceeds to the Corporation, in connection with such transaction, of at least the net asset value per share determined as set forth in Article VIII B hereof as of such time as the Board of Directors shall have by resolution theretofore prescribed. In the absence of a resolution of the Board of Directors applicable to the transaction, such net asset value shall be that next determined after receipt of such an unconditional order. For this purpose, the time of receipt of such an unconditional order shall be the time of its receipt by the principal underwriter or by the custodian or depository of the Corporation's assets or by another agent of the Corporation designated for the purpose, and "receipt" shall be determined pursuant to the provisions of the Investment Company Act of 1940 and interpretations, including "no-action" letters, thereunder.

     Section 8.03. Merger or Consolidation. In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of Capital Stock of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities.

     Section 8.04. Fractional Shares. The Board of Directors may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends.

                                 ARTICLE VIII A

                   REDEMPTION AND REPURCHASE OF CAPITAL STOCK

     Section 8A.0l. Redemption. The Corporation shall redeem shares of its Capital Stock, subject to the conditions, and at the price determined as hereinafter set forth, upon the approximately verified written application of the record holder thereof or upon such other form of request and at such office or agency as the Board of Directors may from time to time determine. Any such application must be accompanied by any certificate or certificates issued for such shares, duly endorsed or accompanied by a proper instrument of transfer.

     Section 8A.02. Price. Such shares shall be redeemed at their net asset value determined as set forth in Article VIIIB hereof as of such time as the Board of Directors shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of shares deposited shall be the net asset value of such shares next determined as set forth Article VIIIB hereof after receipt of such application (including any certificate issued therefor duly endorsed or accompanied by a proper instrument of transfer, all in good order).

     Section 8A.03. Payment. Payment for such shares shall be made to the shareholder of record within seven (7) days after the date upon which the application (including any certificates issued therefor duly endorsed or accompanied by a proper instrument of transfer) is received or any longer period if permitted under the Investment Company Act of 1940 and any exemption or interpretation thereunder, subject to the provisions of Section 8A.04 hereof. Any such payment may be made, the Board of Directors shall prescribe, in cash or portfolio securities of the Corporation or both. For the purposes of such payment for shares redeemed, the value of any portfolio securities distributed shall be determined as set forth in Article VIII B hereof as of the same time as of which the per share net asset value of such shares is determined.

     Section 8A.04. Effect of Suspension of Determination of Net Asset Value. If, pursuant to Section 8B.03 hereof, the Board of Directors shall declare a suspension of the determination of net asset value, the right of shareholders (including those who shall have applied for redemption pursuant to Section 8A.01 hereof but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as set forth in Article VIIIB after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

     Section 8A.05. Repurchase by Agreement. The Corporation may repurchase shares of the Corporation directly, or through its principal underwriter or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Article VIIIB hereof, provided payment is not made for the shares prior to the time as of which such net asset value is determined.

     Section 8A.06. Redemption of Shareholders' Interest. The Corporation shall have the right at any time to redeem shares of any shareholder for their then current net asset value per share if at such time the shareholder owns shares having an aggregate net asset value of less than $500 subject to such terms and conditions as the Board of Directors may approve.

                                 ARTICLE VIII B

                            NET ASSET VALUE OF SHARES

     Section 8B.0l. By Whom Determined. The Board of Directors shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of Capital Stock of the Corporation. It may delegate such power and duty to one or more of the directors and officers of the Corporation, to its investment adviser, to the custodian or depositary of the Corporation's assets, or to another agent of the Corporation appointed for such purpose. Any determination made pursuant to this Section by the Board of Directors or its delegate shall be binding on all parties concerned.

     Section 8B.02. When Determined. The net asset value shall be determined at such times as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week as of the close of business on a business day. In the absence of a resolution of the Board of Directors, the net asset value shall be determined as of the close of trading on the New York Stock Exchange on each business day.

     Section 8B.03. Suspension of Determination of Net Asset Value. The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange is closed, other than customary week-end and holiday closings, (b) during which trading on such Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or (d) during which a governmental body having jurisdiction over the Fund may by order permit a suspension for the protection of the stockholders of the Corporation. Such suspension shall take effect at such time as the Board of Directors shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (1) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this Section Section 8B.03. Each declaration by the Board of Directors pursuant to this Section Section 8B.03 shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Directors shall be conclusive.

     Section 8B.04. Computation of Per Share Net Asset Value. The net asset value of each share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation by the total number of shares outstanding. The value of the Corporation's net assets as of any particular time shall be the value of the Corporation's assets less its liabilities, determined and computed pursuant to a resolution of the Board of Directors:

     Section 8B.05. Interim Determinations. Any determination of net asset value, may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which in the opinion of the Board of Directors or its delegate will fairly reflect the changes in the net asset value.

     Section 8B.06. Miscellaneous. For the purposes of this Article VIIIB:

     (A) Shares of the Corporation sold shall be deemed to be outstanding as of such time, not before an unconditional order therefor has been received by the Corporation (directly or through one of its agents) or by one of its underwriters and the sale price has been determined, as the sale is reported to the Corporation or to its agent for determining net asset value, and the net sale price thereof to the Corporation (less commission, if any, and less any stamp or other tax payable by the Corporation in connection with the issue and sale thereof) shall be thereupon deemed to be an asset of the Corporation.

     (B) Shares of the Corporation for which an application for redemption has been made or which are subject to repurchase by the Corporation shall be deemed to be outstanding up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding and the price until paid shall be deemed to be a liability of the Corporation.

     (C) Funds on deposit and contractual obligations payable to the Corporation in foreign currency and liabilities and contractual obligations payable by the Corporation in foreign currency shall be taken at the current cable rate of exchange as nearly as practicable at the time as of which the net asset value is computed.

     Section 8B.07. Compliance With Investment Company Act Of 1940. Notwithstanding any of the foregoing provisions of this Article VIIIB, the Board of Directors may prescribe, in its absolute discretion, such other bases and times for determining the per share net asset value of the Corporation's Capital Stock as it shall deem necessary or desirable to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, including any applicable rule or regulation adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission, or any exemptive order granted under the provisions of said Act or such Rule or Regulation, or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or as hereafter amended or added.

                                   ARTICLE IX

                             FISCAL YEAR, ACCOUNTANT

     Section 9.01. Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months beginning on the 1st day of July in each year and ending on the 30th day of the following June.

     Section 9.02. Accountant:

     (a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.

     (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholder' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose. [Investment Company Act, 32(a)]

     (c) Any vacancy occurring between annual meetings, due to the death or resignation of the Accountant, may be filled by the Board of Directors. [Investment Company Act, 32(a)]

                                    ARTICLE X

                          INDEMNIFICATION AND INSURANCE

     Section 10.01. Indemnification of Officers, Directors, Employees and
Agents: Subject to and to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law, as from time to time amended (the "Statute"), every person who is, or has been, a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virture of his being or having been a director or officer and against amounts paid or incurred by him in settlement thereof.

     No such indemnification shall be provided by the Corporation hereunder to a director or officer:

     (a) against any liability to the Corporation or its stockholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     (b)  unless he or she:

          (i)  Acted in good faith;

         (ii)  Reasonably believed:

               1. In the case of conduct in his or her official capacity with the Corporation, that the conduct was in the best interests of the Corporation; and

               2. In all other cases, that the conduct was at least not opposed to the best interests of the Corporation; and

         (iii) In the case of any criminal proceeding had no reasonable cause to believe that the conduct was unlawful.

provided however, that (x) of the proceeding was one by or in the right ot the Corporation, indemnification may be made by the Corporation only against reasonable expenses and may not be made in respect of any proceeding in which the director or officer shall have been adjudged to liable to the Corporation and (y) a director or officer may not be indemnified by the Corporation in respect of any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received.

     (c) in the event of a settlement or other disposition, not involving a final adjudication resulting in a payment by a director or officer, unless there has been either a determination that such director or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involve in the conduct of his office by the court or other by approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

          (i) by a vote of a majority of the Disinterested Directors acting on the matter (provided that a majority of the Disinterested Directors then in office act on the matter); or

         (ii)  by written opinion of independent legal counsel.

     The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in the last paragraph of this Article shall be advanced by the Corporation prior to final disposition thereof upon receipt of (i) an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article and (ii) a written affirmation by the recipient of his good faith belief that the standard of conduct necessary for indem-nification by the Corporation as authorized by the statute has been met. provided that either:

     (a) such undertaking is secured by a surety bond or some other appropriate security or the Corporation shall be insured against losses arising out of any such advances; or

     (b) a majority of the Disinterested Directors acting on the matter (provided that a majority of the Disinterested Directors then in office act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Article, a "Disinterested Director" is one (i) who is not an "interested person" of the Corporation (as defined by the Investment Company Act of 1940) (including anyone who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

     As used in this Article, the words "claim", "action", "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities. [MGCL, 2-418, Investment Company Act, 17(h)].

     Section 10.02. Insurance of Officers, Directors, Employees and Agents: The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify him against such liability. [MGCL, 2-418(k)]


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

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.01. Powers of the Corporation: All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors. The Corporation may enter into one or more contracts for exclusive or non-exclusive advisory or management services with any partnership, corporation, trust, association or other organization, every such contract comply with any provisions governing such a contract contained in the Investment Company Act of 1940 or any rule or regulation thereunder, or exemptive order granted thereunder, all as from time to time amended; and any such contract may contain such other terms as the stockholders or the Board of Directors may approve, including the granting of authority to the adviser or manager to determine which securities shall be purchased or sold by the Corporation and what portion of its assets shall be held uninvested, which authority shall include he power to make changes in the Corporation's investments, subject always to the Corporation's stated investment objectives, policies and restrictions as from time to time amended and to the direction of the Board. The Board of Directors shall have authority to appoint an underwriter or distributor or distributors or an agent or agents for the sale of shares of common stock of the Corporation and to pay such underwriter, distributor or distributors and agent or agents such compensation as the Board of Directors shall deem appropriate, and to enter into such contract or contracts with such underwriter, distributor or distributors and agent or agents as the Board of Directors may in its discretion deem reasonable and proper. Any such contract may be made with the Investment Adviser or any firm or corporation in which any director or directors may be interested. The Directors may in their discretion approve one or more plans of distribution and any related agreements whereby the Fund may finance directly or indirectly any activity which is primarily intended to result in sale of Shares. Any such plan of distribution or related agreement may contain such terms and conditions as the Directors may in their discretion determine, subject to the requirements of Section 12 of the Investment Company Act of 1940, Rule 12b-l thereunder, and any other applicable rules and regulations. The Directors may in their discretion enter into an administration contract whereby the other party to such contract shall undertake to manage the Fund's business affairs and furnish the Fund office facilities, and shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Fund's custodian) other than those being maintained by the Fund's investment adviser, and ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Directors may in their discretion determine.

     Section 11.02. Compensation of Directors: The Board of Directors shall have power from time to time to authorize payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.

     Section 11.03. Inspection of Corporation's Books: The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the Corporation except as at the time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

     Section 11.04. Meetings, Offices, etc.: Both stockholders and directors shall have power to hold their meetings and to have one or more offices within or without the State of Maryland and to keep the books of the Corporation (except as at the time otherwise required by statute) outside of the State of Maryland, at such places as from time to time may be designated by the By-Laws or the Board of Directors. The By-Laws may also provide for the conduct of meetings of the Board of Directors or Committees thereof by means of a telephone conference circuit or similar communications equipment.

     Section 11.05. Determination of Net Profits, etc.; Dividends: The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis.


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

     Section 11.06. Name: The Corporation acknowledges that it is adopting its corporate name through permission of SCUDDER, STEVENS & CLARK LTD., a Delaware corporation, and agrees that SCUDDER, STEVENS & CLARK LTD. reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "SCUDDER GLOBAL FUND, INC." or "SCUDDER" or any similar name to any other corporation or entity including, but not limited to, any investment company of which SCUDDER, STEVENS & CLARK LTD. or any subsidiary or affiliate hereof or any successor to the business or any thereof shall be the investment adviser.

                                   ARTICLE XII

                                   AMENDMENTS

     Section 12.01. General: Except as provided in Section 2.02 hereof, all By-Laws of the Corporation, whether adopted the Board of Directors, or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

     b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. [MGCL, 2-109(b)]

     Section 12.02. By Stockholders Only:

     (a) No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders.

     (b) From and after the issue of any shares of the Capital Stock of the Corporation, no amendment of this Article XII shall be made except by the stockholders of the Corporation.


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